Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of BFC Financial Corporation of our report dated March 30,

2012, relating to the financial statements and the effectiveness of its internal control over financial reporting of BFC Financial Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

April 19, 2012